UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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SOUL AND VIBE INTERACTIVE INC.

(Name of Registrant as Specified In Its Charter)

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Henry Nisser, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

Fax: 212-930-9725

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SOUL AND VIBE INTERACTIVE INC.

6548 South Big Cottonwood Canyon Road, Suite 200

Salt Lake City, UT 84121

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about January 4, 2017 to the shareholders of record on December 13, 2016 (the “Record Date”) of Soul and Vibe Interactive, Inc., a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holder of a majority of the voting power of the outstanding capital stock of the Company, dated as of December 13, 2016. The actions to be taken pursuant to the written consent may be taken on or about January 24, 2017, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Peter Anthony Chiodo

President and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF THE SHAREHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holder of a majority of the voting power of the outstanding capital stock of the Company dated December 13, 2016, in lieu of a special meeting of the shareholders.

1. To amend the Company’s articles of incorporation to increase (the “Increase”) the authorized shares of common stock of the Company from 750,000,000 to 2,000,000,000 (the “Amendment").

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of December 13, 2016 (the “Record Date" ), the Company’s authorized capitalization consisted of 750,000,000 shares of Common Stock, of which 507,210,576 shares were issued and outstanding and 10,000,000 shares of Preferred Stock authorized, of which 130,000 were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of December 13, 2016 have voted in favor of the foregoing action by resolution dated December 13, 2016, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the Amendment will be effectuated on or before January 24, 2017.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, par value $0.001 per share (the “ Common Stock"), from 750,000,000 to 2,000,000,000.

How many shares of voting stock were outstanding on the Record Date?

On the Record Date, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 507,210,576 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 159,494,165 shares of Common Stock, or approximately 31.47% of the voting power of our common stockholders. In addition, we obtained the approval of the holders of all 130,000 issued and outstanding shares of our Series B Preferred Stock, each of which carries the voting power of 4,000 shares of common stock. As a result, we obtained the approval of approximately 66.16% of the voting power eligible to vote on the amendment to our articles of incorporation.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 TO 2,000,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved the amendment to our articles of incorporation (the “Amendment”) increasing our authorized shares of Common Stock from 750,000,000 to 2,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 750,000,000 shares of Common Stock, par value $0.001 per share. As of the Record Date, we had 507,210,576 shares of Common Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock will provide us with greater flexibility with respect to our capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

In addition, the Company has been required to reserve a substantial number of shares for issuance upon conversion of certain outstanding debt instruments. While the Company is presently able to satisfy the requisite number of shares of Common Stock to be reserved under the terms of the debt instruments, if the market price of such shares were to fall significantly, it may no longer be able to do so. In addition, the Company has filed a registration statement on Form S-1 in connection with a common stock purchase agreement entered into with Beaufort Capital Partners, LLC; the Company believes that it would have to increase the number of its shares of Common Stock available for issuance pursuant to that registration statement as and when it intends to avail itself of the common stock purchase agreement, if at all. Other than as set forth above, the Company has no present intention of issuing any shares of its Common Stock, provided, however, that it may be required to issue additional debt instruments that may be convertible into shares of Common Stock.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Amendment as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Amendment that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 507,210,576 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name and address (1)	Shares of Common Stock		Percent of Common Stock	Shares of Series B Preferred Stock		Percent of Series B Preferred Stock	Percent of Capital Stock
Peter Anthony Chiodo	159,595,642	(2)	31.47%	130,000	(3)	100%	66.16%

(1)	The address for Mr. Chiodo is c/o the Company at 6548 South Big Cottonwood Canyon Road, Suite 200, Salt Lake City, UT 84121.

(2)	Consists of (i) 1,477 shares of common stock, (ii) 159,494,165 shares of common stock that are beneficially owned by Mr. Chiodo pursuant to his employment agreement that are accruing and have not yet been issued as of the Effective Date, and (iii) shares underlying a presently exercisable warrant to purchase 100,000 shares of our Common Stock.

(3)	Each share of Series B Preferred Stock carries the vote of 4,000 shares of our common stock.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

We have the authority to issue up to 750,000,000 shares of Common Stock, $0.001 par value. As of December 13, 2016, there were 507,210,576 shares of Common Stock issued and outstanding. We have reserved for issuance approximately an additional 192,538,541 shares of Common Stock upon the conversion and exercise of all of our currently outstanding warrants and convertible debt as well as any issuances we may make under our equity incentive plans. We also have the authority to issue up to 10,000,000 shares of “blank check” preferred stock, $0.001 par value, of which 130,000 shares have been designated as “Series B Preferred Stock.” As of the date hereof, 130,000 shares of the Series B Preferred Stock are issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. There is a limited public market for our Common Stock.

Series B Preferred Stock

We have the authority to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value. As of December 13, 2016, there were 130,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock entitles its holder to vote the equivalent of 4,000 shares of Common Stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series B Preferred Stock has no stated value, is not convertible into other securities of the Company, and has no liquidation preference.

Dividend Policy

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on April 1, 2016, which includes audited financial statements for the years ended December 31, 2015, and December 31, 2014, and the quarterly report on Form 10-Q for the quarter ended June 30, 2016, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

January 4, 2017

Peter Anthony Chiodo

Chief Executive Officer

Appendix A

1. Name of Corporation: Soul and Vibe Interactive Inc.

2. The articles have been amended as follows:

Article III is hereby amended to read as follows:

Number and Designation. That the total number of stock authorized that may be issued by the Corporation is 2,000,000,000 shares of common stock with a par value of one thousandth of one cent ($0.001) per share and ten million (10,000,000) shares of preferred stock with a par value of one thousandth of one cent ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

3. Neither the language under the heading Article 3A nor Article 3B shall be amended in any way.

4. The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is approximately: 66.16%

5. Effective Date of filing: January __, 2017

6. Signature: /s/ Peter Anthony Chiodo, Chief Executive Officer